U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


            Date of Report (Date of earliest event reported): January
                                   15, 2002.

                        COMMISSION FILE NUMBER: 333-30364

                              I T Technology, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                   98-0200077
       ------------------------------------------------------------------
      (State or jurisdiction of                 (I.R.S. Employer I.D. No.)
      incorporation or organization)



                                 34-36 Punt Road
                                  Windsor 3181
                         Melbourne, Victoria, Australia
                         ------------------------------
                    (Address of principal executive offices)


               Registrant's telephone number: (011) 613-9533-7800


                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant

         Not Applicable

Item 2.  Acquisition or Disposition of Assets

         Not Applicable

Item 3.  Bankruptcy or Receivership

         Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant

         A. On January 15, 2002, Grant Thornton LLP (The "Former Accountant") was terminated as the independent certified public accountant for I.T. Technology, Inc. (the "Company"). The Company's decision to change accountants was approved by the Board of Directors on January 14, 2002. On January 16, 2002, the Company chose to engage the accounting firm of Weinberg and Company, P.A. to serve as independent certified public accountants. The engagement was confirmed by Weinberg and Company, P.A. on January 16, 2002. The Company did not consult with Weinberg and Company, P.A., regarding the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the company's financial statements, and no written or oral advice was provided by Weinberg and Company, P.A. that was a factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues.

         With the present level of activity, Management felt that it would be more economical and in their best interest to retain a local independent certified public accountant and auditor.

         The Former Accountant's report on the 2000 financial statements for the Company contained a modification as to the Company's ability to continue as a going concern.

         B. There were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the Former Accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

Item  5. Other Events and Regulation FD Disclosure

         Not Applicable

Item 6.  Resignations of Registrant's Directors

         Not Applicable

Item 7.  Financial Statements and Exhibits


         16.1 Letter dated January 17, 2002 from Grant Thornton LLP regarding the disclosure in this filing on Form 8-k.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2002.

I.T. Technology, Inc.

/s/  Yam-Hin Tan
---------------------------
By: Yam-Hin Tan
    Chief Financial Officer